Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2019 FINANCIAL RESULTS

Second Quarter 2019

•	Service revenue of $190.5 million

•	Income from operations of $6.1 million and adjusted operating income(1) of $16.2 million

•	Income before income taxes and non-controlling interests of $11.9 million and adjusted pre-tax income attributable to Altisource(1) of $8.9 million

•	Net loss attributable to Altisource of $(5.8) million, or $(0.36) per diluted share, and adjusted net income attributable to Altisource(1) of $5.9 million, or $0.36 per diluted share
Luxembourg, July 25, 2019 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2019.
“I am very pleased with our progress in streamlining Altisource. We recently sold the majority of the Buy-Renovate-Lease-Sell (“BRS”) properties and our Financial Services and Mortgage Charge-Off Collections business, and began selling our shares in Front Yard Residential Corporation (“RESI”). As we believe our share price doesn’t reflect the inherent value of Altisource, we continue to explore ways to maximize shareholder value, which may include, from time to time, exploring the potential sale of one or more of our businesses, third party investments in certain of our businesses or other forms of strategic transactions,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We are also focusing on larger opportunities, including those in our Marketplace and Field Services businesses, where we are making considerable progress. Our ongoing success at winning and on-boarding new business is demonstrated by our 131% growth in Hubzu inventory and 17% growth in Field Services revenue, from customers other than Ocwen, NRZ and RESI, compared to the second quarter of 2018. Given recent market expansion, program launches with new clients, and scheduled on-boardings, we anticipate these trends to continue.”
Second quarter 2019 service revenue of $190.5 million was 9% lower than the second quarter 2018, primarily from the reduction in size of the Ocwen Financial Corporation (“Ocwen”) and RESI portfolios, a delay in referrals associated with Ocwen’s transition to a new servicing platform and the higher cooperative brokerage commission paid to New Residential Investment Corp. (“NRZ”), partially offset by higher revenue from the sale of the majority of the BRS inventory. The Company believes the delay in referrals from Ocwen is largely a matter of timing and it is anticipated that most of these impacted referrals will be received in the second half of 2019.
Second quarter 2019 operating income of $6.1 million was 51% lower than the second quarter 2018, primarily from the impact of revenue declines discussed above, revenue mix with higher revenue from the sale of the BRS inventory at a $1.8 million loss and restructuring charges of $1.9 million related to Project Catalyst, partially offset by the benefits of Project Catalyst. Project Catalyst was initiated in 2018 to better align the Company’s cost structure with anticipated revenue, and improve operating margins and performance.

Second quarter 2019 adjusted operating income(1) of $16.2 million was 26% lower than the second quarter 2018, primarily from the impact of revenue declines and revenue mix discussed above, partially offset by the benefits of Project Catalyst.
Second quarter 2019 income before income taxes and non-controlling interests of $11.9 million was 288% higher than the second quarter 2018, primarily from higher unrealized gains on our investment in RESI, partially offset by lower operating income discussed above.
Second quarter 2019 adjusted pre-tax income attributable to Altisource(1) of $8.9 million was 39% lower than the second quarter 2018, primarily from lower operating income discussed above.
Second quarter 2019 loss per share was $(0.36) compared to second quarter 2018 earnings per share of $0.09. The decline in earnings per share was primarily due to the increase in the income tax provision for the second quarter 2019 and lower operating income discussed above. The income tax provision increased from a non-cash expense of $12.3 million to reflect the revaluation of Luxembourg net deferred tax assets from a change in the statutory income tax rate from 26.0% to 24.9% and a $0.9 million increase in foreign income taxes in connection with an internal legal entity reorganization in advance of the sale of the Financial Services business. These decreases were partially offset by higher unrealized gains on our investment in RESI and fewer outstanding shares.
Second quarter 2019 adjusted earnings per share(1) of $0.36 was 40% lower than the second quarter 2018, primarily from lower adjusted operating income(1) discussed above, partially offset by fewer diluted shares outstanding.
Second quarter 2019 adjusted EBITDA(1) of $23.3 million was 22% lower than the second quarter 2018, primarily from the impact of revenue declines and revenue mix discussed above, partially offset by the benefits of Project Catalyst.
Second Quarter 2019 Highlights(2)

•	Grew Hubzu inventory from customers other than Ocwen, NRZ and RESI by 131% compared to June 30, 2018, with such inventory representing 31% of total Hubzu inventory as of June 30, 2019

•	Grew Field Services revenue from customers other than Ocwen, NRZ and RESI by 17% compared to the second quarter of 2018

•	Selected by an existing customer, one of the largest institutional real estate and mortgage investors in the U.S., to provide Field Services (pre- and post-foreclosure) for a portion of its portfolio

•	Began receiving referrals from two new Hubzu customers, two new Trelix customers and one new loss draft inspection customer

•	In July, began receiving Field Services referrals from a Top Five servicer, Hubzu REO auction referrals from a servicer and pre-foreclosure Field Services referrals from another servicer

•	Sold the majority of remaining BRS inventory for net proceeds of $38.9 million

•	Sold 565,757 RESI shares for net proceeds of $6.5 million

•
On July 1, 2019, closed on the sale of the Financial Services business, consisting of the Asset Recovery Management, Customer Relationship Management and Mortgage Charge-Off Collections businesses, for $44 million, consisting of an up-front payment of $40 million less adjustments for targeted working capital and transaction costs, and an additional $4 million scheduled to be paid on the one year anniversary of the closing

•	On July 17, 2019, used net proceeds from the sale of the Financial Services business to repay $37 million of the senior secured term loan

•	Repurchased 0.3 million shares of Altisource common stock at an average price of $21.89 per share

•	Ended the second quarter 2019 with $129.1 million of cash, cash equivalents and investment in equity securities

•
Ended the second quarter 2019 with $203.9 million of net debt less investment in equity securities(1), 26% lower than June 30, 2018; adjusting for the July 2019 sale of the Financial Services business and related debt repayment, pro forma net debt less investment in equity securities(1) is $166.9 million

Second Quarter and Year-to-Date June 30, 2019 Results Compared to the Second Quarter and Year-to-Date June 30, 2018:

(in thousands, except per share data)	Second Quarter 2019	Second Quarter 2018	% Change	Year-to-Date June 30, 2019	Year-to-Date June 30, 2018	% Change
Service revenue	$190,520	$208,861	(9)	$355,519	$397,627	(11)
Income from operations	6,144	12,426	(51)	6,315	19,546	(68)
Adjusted operating income(1)	16,189	21,880	(26)	34,305	38,348	(11)
Income (loss) before income taxes and non-controlling interests	11,909	3,071	288	7,943	(1,901)	N/M
Pretax income (loss) attributable to Altisource(1)	10,669	2,384	348	6,263	(3,113)	301
Adjusted pretax income attributable to Altisource(1)	8,927	14,739	(39)	20,228	26,091	(22)
Net (loss) income attributable to Altisource	(5,844)	1,568	N/M	(9,028)	(2,564)	252
Adjusted net income attributable to Altisource(1)	5,850	10,557	(45)	15,213	19,009	(20)
Diluted (loss) earnings per share	(0.36)	0.09	N/M	(0.56)	(0.15)	273
Adjusted diluted earnings per share(1)	0.36	0.60	(40)	0.92	1.07	(14)
Cash flows from operating activities	39,811	31,822	25	33,156	23,253	43
Adjusted cash flows from operating activities(1)	(49)	27,791	(100)	555	29,137	(98)
Adjusted cash flows from operating activities less additions for premises and equipment(1)	(193)	26,293	(101)	(379)	26,381	(101)
N/M - not meaningful.

•
Second quarter and year-to-date June 30, 2019 income from operations includes a loss on BRS portfolio sale of $1.8 million (no comparable amounts in 2018). Second quarter and year-to-date June 30, 2019 include restructuring charges of $1.9 million and $6.3 million, respectively, related to Project Catalyst (no comparable amounts in 2018). Year-to-date June 30, 2019 includes a sales tax accrual of $2.1 million and an other asset write-off from a business exit of $0.2 million (no comparable amounts in 2018).

•
Second quarter and year-to-date June 30, 2019 pretax income attributable to Altisource(1) include unrealized mark-to-market gains on our equity investment in RESI of $11.8 million and $14.0 million, respectively, compared to the second quarter and year-to-date June 30, 2018 unrealized mark-to-market gain (loss) on our equity investment in RESI of $1.5 million and $(6.0) million, respectively. Second quarter and year-to-date June 30, 2018 include the write-off of net discount and debt issuance costs from debt refinancing of $4.4 million (no comparable amounts in 2019).

•
Second quarter and year-to-date June 30, 2019 net loss attributable to Altisource include non-cash income tax provision of $12.3 million to reflect a change in the Luxembourg statutory income tax rate from 26.0% to 24.9% and a $0.9 million income tax provision for foreign income taxes in connection with an internal legal entity reorganization in advance of the sale of the Financial Services business (no comparable amounts in 2018).

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2019 unless otherwise indicated.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 8:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Service revenue	$190,520	$208,861	$355,519	$397,627
Reimbursable expenses	4,775	9,008	9,271	17,155
Non-controlling interests	1,240	687	1,680	1,212
Total revenue	196,535	218,556	366,470	415,994
Cost of revenue	147,866	154,198	267,474	293,245
Reimbursable expenses	4,775	9,008	9,271	17,155
Gross profit	43,894	55,350	89,725	105,594
Operating expenses:
Selling, general and administrative expenses	35,851	42,924	77,091	86,048
Restructuring charges	1,899	—	6,319	—
Income from operations	6,144	12,426	6,315	19,546
Other income (expense), net
Interest expense	(6,550)	(7,027)	(13,299)	(12,890)
Unrealized gain (loss) on investment in equity securities	11,787	1,533	14,025	(5,968)
Other income (expense), net	528	(3,861)	902	(2,589)
Total other income (expense), net	5,765	(9,355)	1,628	(21,447)

Income (loss) before income taxes and non-controlling interests	11,909	3,071	7,943	(1,901)
Income tax (provision) benefit	(16,513)	(816)	(15,291)	549

Net (loss) income	(4,604)	2,255	(7,348)	(1,352)
Net income attributable to non-controlling interests	(1,240)	(687)	(1,680)	(1,212)

Net (loss) income attributable to Altisource	$(5,844)	$1,568	$(9,028)	$(2,564)

(Loss) earnings per share:
Basic	$(0.36)	$0.09	$(0.56)	$(0.15)
Diluted	$(0.36)	$0.09	$(0.56)	$(0.15)

Weighted average shares outstanding:
Basic	16,214	17,142	16,253	17,260
Diluted	16,214	17,553	16,253	17,260

Comprehensive (loss) income:
Net (loss) income	$(4,604)	$2,255	$(7,348)	$(1,352)
Other comprehensive (loss) income, net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	—	—	—	(733)

Comprehensive (loss) income, net of tax	(4,604)	2,255	(7,348)	(2,085)
Comprehensive income attributable to non-controlling interests	(1,240)	(687)	(1,680)	(1,212)

Comprehensive (loss) income attributable to Altisource	$(5,844)	$1,568	$(9,028)	$(3,297)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$85,379	$58,294
Investment in equity securities	43,730	36,181
Accounts receivable, net	44,247	36,466
Short-term investments in real estate	414	39,873
Assets held for sale	35,656	—
Prepaid expenses and other current assets	23,633	30,720
Total current assets	233,059	201,534

Premises and equipment, net	59,980	45,631
Goodwill	79,009	81,387
Intangible assets, net	68,616	91,653
Deferred tax assets, net	293,287	309,089
Other assets	9,920	12,406

Total assets	$743,871	$741,700

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$63,791	$87,240
Current portion of long-term debt	6,502	—
Deferred revenue	5,590	10,108
Liabilities held for sale	14,850	—
Other current liabilities	20,410	7,030
Total current liabilities	111,143	104,378

Long-term debt, less current portion	319,854	331,476
Other non-current liabilities	27,002	9,178

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 16,079 outstanding as of June 30, 2019; 16,276 outstanding as of December 31, 2018)	25,413	25,413
Additional paid-in capital	128,120	122,667
Retained earnings	574,040	590,655
Treasury stock, at cost (9,334 shares as of June 30, 2019 and 9,137 shares as of December 31, 2018)	(443,480)	(443,304)
Altisource equity	284,093	295,431

Non-controlling interests	1,779	1,237
Total equity	285,872	296,668

Total liabilities and equity	$743,871	$741,700

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2019	2018

Cash flows from operating activities:
Net loss	$(7,348)	$(1,352)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	17,315	17,049
Amortization of intangible assets	12,191	14,691
Unrealized (gain) loss on investment in equity securities	(14,025)	5,968
Share-based compensation expense	5,453	4,111
Bad debt expense	131	1,503
Amortization of debt discount	327	298
Amortization of debt issuance costs	363	502
Deferred income taxes	15,846	(1,349)
Loss on disposal of fixed assets	908	558
Loss on debt refinancing	—	4,434
Changes in operating assets and liabilities (excludes assets and liabilities held for sale):
Accounts receivable	(15,789)	6,923
Short-term investments in real estate	39,459	(5,884)
Prepaid expenses and other current assets	5,239	617
Other assets	(511)	967
Accounts payable and accrued expenses	(16,587)	(17,152)
Other current and non-current liabilities	(9,816)	(8,631)
Net cash provided by operating activities	33,156	23,253

Cash flows from investing activities:
Additions to premises and equipment	(934)	(2,756)
Proceeds received from sale of equity securities	6,476	—
Other	1,087	—
Net cash provided by (used in) investing activities	6,629	(2,756)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	407,880
Repayments and repurchases of long-term debt	(5,810)	(421,821)
Debt issuance costs	—	(5,042)
Proceeds from stock option exercises	235	2,707
Purchase of treasury shares	(6,700)	(21,121)
Distributions to non-controlling interests	(1,138)	(1,181)
Payments of tax withholding on issuance of restricted share units and restricted shares	(1,298)	(410)
Net cash used in financing activities	(14,711)	(38,988)

Net increase (decrease) in cash, cash equivalents and restricted cash	25,074	(18,491)
Cash, cash equivalents and restricted cash at the beginning of the period	64,046	108,843

Cash, cash equivalents and restricted cash at the end of the period	$89,120	$90,352

Supplemental cash flow information:
Interest paid	$11,279	$11,540
Income taxes (received) paid, net	(27)	2,865

Non-cash investing and financing activities:
Net (decrease) increase in payables for purchases of premises and equipment	$(25)	$398
Acquisition of right-to-use assets with lease obligations	6,200	—
Reduction of lease obligations from lease terminations and amendments	(3,409)	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax income (loss) attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, income (loss) before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted earnings (loss) per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, sales tax accrual, restructuring charges and other asset write-off from business exit from income from operations. Pretax income (loss) attributable to Altisource is calculated by removing non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, loss on BRS portfolio sale, sales tax accrual, restructuring charges, other asset write-off from business exit, write-off of net discount and debt issuance costs from debt refinancing and unrealized (loss) gain on investment in equity securities from income (loss) before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), loss on BRS portfolio sale (net of tax), sales tax accrual (net of tax), restructuring charges (net of tax), other asset write-off from business exit (net of tax), write-off of net discount and debt issuance costs from debt refinancing (net of tax), unrealized (loss) gain on investment in equity securities (net of tax) and certain income tax related items from net (loss) income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), loss on BRS portfolio sale (net of tax), sales tax accrual (net of tax), restructuring charges (net of tax), other asset write-off from business exit (net of tax), write-off of net discount and debt issuance costs from debt refinancing (net of tax), unrealized (loss) gain on investment in equity securities (net of tax) and certain income tax related items by the weighted average number of diluted shares. Adjusted EBITDA is calculated by adding income tax provision, adding interest expense (net of interest income), adding depreciation and amortization, deducting unrealized gain on investment in equity securities, adding share-based compensation, adding loss on BRS portfolio sale, adding restructuring charges and adding write-off of net discount and debt issuance costs from debt refinancing to net (loss) income attributable to Altisource. Adjusted cash flows from operating activities is calculated by removing the decrease (increase) in short-term investments in real estate and payment of sales tax accrual from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the decrease (increase) in short-term investments in real estate, payment of sales tax accrual and additions to premises and equipment from cash flows from operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Income from operations	$6,144	$12,426	$6,315	$19,546

Intangible asset amortization expense	3,544	7,544	12,191	14,691
Share-based compensation expense	2,832	1,910	5,453	4,111
Loss on BRS portfolio sale	1,770	—	1,770	—
Sales tax accrual	—	—	2,053	—
Restructuring charges	1,899	—	6,319	—
Other asset write-off from business exit	—	—	204	—

Adjusted operating income	$16,189	$21,880	$34,305	$38,348

Income (loss) before income taxes and non-controlling interests	$11,909	$3,071	$7,943	$(1,901)

Non-controlling interests	(1,240)	(687)	(1,680)	(1,212)
Pretax income (loss) attributable to Altisource	10,669	2,384	6,263	(3,113)
Intangible asset amortization expense	3,544	7,544	12,191	14,691
Share-based compensation expense	2,832	1,910	5,453	4,111
Loss on BRS portfolio sale	1,770	—	1,770	—
Sales tax accrual	—	—	2,053	—
Restructuring charges	1,899	—	6,319	—
Other asset write-off from business exit	—	—	204	—
Write-off of net discount and debt issuance costs from debt refinancing	—	4,434	—	4,434
Unrealized (gain) loss on investment in equity securities	(11,787)	(1,533)	(14,025)	5,968

Adjusted pretax income attributable to Altisource	$8,927	$14,739	$20,228	$26,091

Net (loss) income attributable to Altisource	$(5,844)	$1,568	$(9,028)	$(2,564)

Intangible asset amortization expense, net of tax	2,471	5,499	9,400	10,880
Share-based compensation expense, net of tax	1,975	1,392	4,205	3,045
Loss on BRS portfolio sale, net of tax	1,405	—	1,405	—
Sales tax accrual, net of tax	—	—	1,519	—
Restructuring charges, net of tax	1,458	—	4,856	—
Other asset write-off from business exit, net of tax	—	—	151	—
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	—	3,232	—	3,232
Unrealized (gain) loss on investment in equity securities, net of tax	(8,847)	(1,134)	(10,527)	4,416
Certain income tax related items	13,232	—	13,232	—

Adjusted net income attributable to Altisource	$5,850	$10,557	$15,213	$19,009

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Diluted (loss) earnings per share	$(0.36)	$0.09	$(0.56)	$(0.15)

Impact of using diluted share count instead of basic share count for a loss per share	0.01	—	0.01	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.15	0.31	0.57	0.61
Share-based compensation expense, net of tax, per diluted share	0.12	0.08	0.25	0.17
Loss on BRS portfolio sale, net of tax, per diluted share	0.09	—	0.08	—
Sales tax accrual, net of tax, per diluted share	—	—	0.09	—
Restructuring charges, net of tax, per diluted share	0.09	—	0.29	—
Other asset write-off from business exit, net of tax, per diluted share	—	—	0.01	—
Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	—	0.18	—	0.18
Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	(0.54)	(0.06)	(0.64)	0.25
Certain income tax related items per diluted share	0.80	—	0.80	—

Adjusted diluted earnings per share	$0.36	$0.60	$0.92	$1.07

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$3,544	$7,544	$12,191	$14,691
Tax benefit from intangible asset amortization	(1,073)	(2,045)	(2,791)	(3,811)
Intangible asset amortization expense, net of tax	2,471	5,499	9,400	10,880
Diluted share count	16,477	17,553	16,557	17,717

Intangible asset amortization expense, net of tax, per diluted share	$0.15	$0.31	$0.57	$0.61

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$2,832	$1,910	$5,453	$4,111
Tax benefit from share-based compensation expense	(857)	(518)	(1,248)	(1,066)
Share-based compensation expense, net of tax	1,975	1,392	4,205	3,045
Diluted share count	16,477	17,553	16,557	17,717

Share-based compensation expense, net of tax, per diluted share	$0.12	$0.08	$0.25	$0.17

Calculation of the impact of loss on BRS portfolio sale, net of tax
Loss on BRS portfolio sale	$1,770	$—	$1,770	$—
Tax benefit from loss on BRS portfolio sale	(365)	—	(365)	—
Loss on BRS portfolio sale, net of tax	1,405	—	1,405	—
Diluted share count	16,477	17,553	16,557	17,717

Loss on BRS portfolio sale, net of tax, per diluted share	$0.09	$—	$0.08	$—

Calculation of the impact of sales tax accrual, net of tax
Sales tax accrual	$—	$—	$2,053	$—
Tax benefit from sales tax accrual	—	—	(534)	—
Sales tax accrual, net of tax	—	—	1,519	—
Diluted share count	16,477	17,553	16,557	17,717

Sales tax accrual, net of tax, per diluted share	$—	$—	$0.09	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$1,899	$—	$6,319	$—
Tax benefit from restructuring charges	(441)	—	(1,463)	—
Restructuring charges, net of tax	1,458	—	4,856	—
Diluted share count	16,477	17,553	16,557	17,717

Restructuring charges, net of tax, per diluted share	$0.09	$—	$0.29	$—

Calculation of the impact of other asset write-off from business exit, net of tax
Other asset write-off from business exit	$—	$—	$204	$—
Tax benefit from other asset write-off from business exit	—	—	(53)	—
Other asset write-off from business exit, net of tax	—	—	151	—
Diluted share count	16,477	17,553	16,557	17,717

Other asset write-off from business exit, net of tax, per diluted share	$—	$—	$0.01	$—

Calculation of the impact of the write-off of net discount and debt issuance costs from debt refinancing, net of tax
Write-off of net discount and debt issuance costs from debt refinancing	$—	$4,434	$—	$4,434
Tax benefit from the write-off of net discount and debt issuance costs from debt refinancing	—	(1,202)	—	(1,202)
Write-off of net discount and debt issuance costs from debt refinancing, net of tax	—	3,232	—	3,232
Diluted share count	16,477	17,553	16,557	17,717

Write-off of net discount and debt issuance costs from debt refinancing, net of tax, per diluted share	$—	$0.18	$—	$0.18

Calculation of the impact of the unrealized (gain) loss on investment in equity securities, net of tax
Unrealized (gain) loss on investment in equity securities	$(11,787)	$(1,533)	$(14,025)	$5,968
Tax provision (benefit) from the unrealized (gain) loss on investment in equity securities	2,940	399	3,498	(1,552)
Unrealized (gain) loss on investment in equity securities, net of tax	(8,847)	(1,134)	(10,527)	4,416
Diluted share count	16,477	17,553	16,557	17,717

Unrealized (gain) loss on investment in equity securities, net of tax, per diluted share	$(0.54)	$(0.06)	$(0.64)	$0.25

Certain income tax related items resulting from:
Deferred tax adjustment (Luxembourg tax rate change)	$12,323	$—	$12,323	$—
India restructuring	909	—	909	—
Certain income tax related items	13,232	—	13,232	—
Diluted share count	16,477	17,553	16,557	17,717

Certain income tax related items per diluted share	$0.80	$—	$0.80	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Cash flows from operating activities	$39,811	$31,822	$33,156	$23,253
(Decrease) increase in short-term investments in real estate	(39,860)	(4,031)	(39,459)	5,884
Payment of sales tax accrual	—	—	6,858	—
Adjusted cash flows from operating activities	(49)	27,791	555	29,137
Less additions to premises and equipment	(144)	(1,498)	(934)	(2,756)

Adjusted cash flows from operating activities less additions to premises and equipment	$(193)	$26,293	$(379)	$26,381

			Three months ended June 30,
			2019	2018

Net (loss) income attributable to Altisource			$(5,844)	$1,568
Add: Income tax provision			16,513	816
Add: Interest expense, net of interest income			6,434	6,927
Add: Depreciation and amortization			11,490	15,872
Less: Unrealized gain on investment in equity securities			(11,787)	(1,533)
Add: Share-based compensation			2,832	1,910
Add: Loss on BRS portfolio sale			1,770	—
Add: Restructuring charges			1,899	—
Add: Write-off of net discount and debt issuance costs from debt refinancing			—	4,434

Adjusted EBITDA			$23,307	$29,994

	June 30, 2019	June 30, 2018

Senior secured term loan	$333,012	$403,760
Less: Cash and cash equivalents	(85,379)	(84,569)
Less: Investment in equity securities	(43,730)	(43,185)

Net debt less investment in equity securities	$203,903	$276,006

Note: Amounts may not add to the total due to rounding.